Exhibit 4.2

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 24, 2013 (this “Amendment”) is made among REPUBLIC SERVICES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and each of the Lenders. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement described below.
RECITALS:
A.    The Borrower, Bank of America, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the Lenders have entered into an Amended and Restated Credit Agreement, dated as of April 20, 2011, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of May 8, 2012 and Amendment No. 2 to Amended and Restated Credit Agreement dated as of October 29, 2012 (as in effect on the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility with a swing line sublimit and a letter of credit sublimit.
B.    The Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement, and the Administrative Agent and the Lenders are willing to effect such amendment on the terms and conditions contained in this Amendment.
In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	Section 7.01(b) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:
“(b)    Maximum Total Debt to EBITDA Ratio. The Borrower shall not permit the Total Debt to EBITDA Ratio as of the last day of any fiscal quarter to be greater than (i) 3.75 to 1.00, with respect to fiscal quarters ending June 30, 2013, September 30, 2013, December 31, 2013, and March 31, 2014, and (ii) 3.50 to 1.00, with respect to each fiscal quarter ending thereafter.”

(b)	Schedule 1 to Exhibit D of the Credit Agreement is amended by deleting the parenthetical at the end of Line II.E in its entirety and inserting the following in lieu thereof:
“(Line II.E must not be greater than (i) 3.75 to 1.00, with respect to fiscal quarters ending June 30, 2013, September 30, 2013, December 31, 2013, and March 31, 2014, and (ii) 3.50 to 1.00, with respect to each fiscal quarter ending thereafter)”

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2.    Conditions Precedent to Amendments. The effectiveness of this Amendment and the amendments to the Credit Agreement set forth in Section 1 above is subject to the accuracy of the representations and warranties set forth in Section 3 below on the date hereof and the satisfaction of the following conditions precedent:

(a)	the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)
the Administrative Agent shall have received evidence that contemporaneously herewith a corresponding amendment with respect to the 2012 Credit Agreement shall have become effective (the “2012 Credit Agreement Amendment”);

(c)
the Administrative Agent shall have received, for the account of each of the Lenders that executes this Amendment on or before the effective date hereof, an amendment fee equal to $5,000 for each such Lender; provided that any Lender that is also a Lender (under as defined in the 2012 Credit Agreement) shall receive a maximum of $5,000 in aggregate amendment fees pursuant to this Amendment and the 2012 Credit Agreement Amendment; and

(d)
unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)
The representations and warranties of the Borrower contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date and except that the representations and warranties in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

(b)
This Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

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4.    Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
5.    Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.
6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.
7.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.
8.    Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
9.    References. This Amendment shall constitute a Loan Document and all references in any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
10.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
11.    Amendment Fees. The amendment fees required to be paid pursuant to Section 2(c) above shall be fully earned upon the effectiveness of this Amendment, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to this Amendment, the Credit Agreement or any other Loan Document.
[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

REPUBLIC SERVICES, INC.

By: /s/ Edward A. Lang, III
Name: Edward A. Lang, III
Title: Senior Vice President, Treasurer

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Maria F. Maia
Name: Maria F. Maia
Title: Managing Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Maria F. Maia
Name: Maria F. Maia
Title: Managing Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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                        JPMORGAN CHASE BANK, N.A., as a Lender
and L/C Issuer

By: /s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By: /s/ Robert Krasnow
Name: Robert Krasnow
Title: Sr. Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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BARCLAYS BANK PLC, as a Lender

By: /s/ Irina Dimova
Name: Irina Dimova
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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SUNTRUST BANK, as a Lender

By: /s/ Chris Hursey
Name: Chris Hursey
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jacob Payne
Name: Jacob Payne
Title: Senior Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Eugene Dempsey
Name: Eugene Dempsey
Title: Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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COMPASS BANK, as a Lender

By: /s/ Michael Dixon
Name: Michael Dixon
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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BNP PARIBAS, as a Lender

By: /s/ Mike Shryock
Name: Mike Shryock
Title: Managing Director

By: /s/ Andy Strait
Name: Andy Strait
Title: Managing Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Authorized Signatory

By: /s/ Alex Verdone
Name: Alex Verdone
Title: Authorized Signatory

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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INTESA SANPAOLO S.p.A., as a Lender

By: /s/ Cristina Cignoli
Name: Cristina Cignoli
Title: VP & Relationship Manager

By: /s/ Sergio Maggioni
Name: Sergio Maggioni
Title: FVP

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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MIZUHO CORPORATE BANK (USA), as a Lender

By: /s/ Leon Mo
Name: Leon Mo
Title: Senior Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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ROYAL BANK OF CANADA, as a Lender

By: /s/ Kevin Flynn
Name: Kevin Flynn
Title: Authorized Signatory

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By: /s/ William Burke
Name: William Burke
Title: Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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BRANCH BANKING AND TRUST COMPANY,
as a Lender

By: /s/ Janet L. Wheeler
Name: Janet L. Wheeler
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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SUMITOMO MITSUI BANKING
CORPORATION, as a Lender

By: /s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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COBANK, ACB, as a Lender

By: /s/ Bryan Ervin
Name: Bryan Ervin
Title: Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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COMERICA BANK, as a Lender

By: /s/ Elizabeth V. Gonzalez
Name: Elizabeth V. Gonzalez
Title: Corporate Banking Officer

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Philip K. Liebscher
Name: Phillip K. Liebscher
Title: Senior Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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THE BANK OF NEW YORK MELLON, as a Lender

By: /s/ David B. Wirl
Name: David B. Wirl
Title: Managing Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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UNION BANK, N.A., as a Lender

By: /s/ Steven Peterson
Name: Steven Peterson
Title: Senior Vice President

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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MACQUARIE BANK LIMITED, as a Lender

By: /s/ Stephen Bower
Name: Stephen Bower
Title: Associate Director

By: /s/ Andrew McGrath
Name:    Andrew McGrath
Title:    Executive Director

Republic Services, Inc.
Amendment No. 3 to Amended and Restated Credit Agreement (2011)
Signature Page
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